Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-287805

Final Prospectus Supplement

(To Prospectus dated June 13, 2025)

Arbe Robotics Ltd.

833,334 Ordinary Shares

Pre-Funded Warrants to Purchase up to 24,166,666 Ordinary Shares

24,166,666 Ordinary Shares underlying the Pre-Funded Warrants

We are offering 833,334 of our ordinary shares, par value NIS 0.000216 per share pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of our ordinary shares is $0.60. We are also offering to certain investors, in lieu of ordinary shares, pre-funded warrants(the “Pre-Funded Warrants”), to purchase up to 24,166,666 ordinary shares at a price of $0.5999 per underlying ordinary share, which equals the offering price per ordinary share less the $0.0001 per share exercise price for each underlying share.. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one ordinary share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after the date of issuance until all of the Pre-Funded Warrants are exercised in full.

Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the trading symbols “ARBE” and “ARBEW”, respectively. On September 25, 2026, the closing prices of our ordinary shares and warrants on the Nasdaq Capital Market were $0.6350 per ordinary share and $0.0046 per warrant. Our ordinary shares are also listed on the Tel Aviv Stock Exchange (the “TASE”) under the symbol “ARBE.” On September 24, 2026, the last reported trading price of our ordinary shares on the TASE was 202.3 Israeli Pennies (NIS 202.3 ), or $0.6639 per share (based on the exchange rate reported by the Bank of Israel on such date). There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to list the Pre-Funded Warrants on the Nasdaq Capital Market, on any other national securities exchange or any other nationally recognized trading system.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering price	$0.600	$0.5999	$14,997,583.33
Underwriting discounts and commissions(1)	$0.0360	$0.0360	$900,000.00
Proceeds, before expenses and fees, to us	$0.564	$0.5639	$14,097,583.33

(1)	See the section entitled “Underwriting” for additional information regarding total underwriting compensation.

We are an “emerging growth company” and a “foreign private issuer” as defined by the U.S. Securities and Exchange Commission (the “SEC”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Our Organization.”

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and the documents incorporated by reference herein and page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities is expected to be made on or about September 28, 2026, subject to customary closing conditions.

Sole Bookrunner

Canaccord Genuity

The date of this prospectus supplement is September 25, 2026.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-287805) that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, we may offer and sell securities having an aggregate offering price of up to $50,000,000 from time to time.

This prospectus supplement describes the specific terms of the ordinary shares we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of ordinary shares in certain jurisdictions may be restricted by law. We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “Arbe,” “we,” the “Company” and similar designations refer to Arbe Robotics Ltd. and its subsidiaries. Our logo, trademarks and service marks are the property of Arbe Robotics Ltd. and its subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the accompanying prospectus and the documents incorporated by reference herein, contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements made or incorporated by reference in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. The use of the words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the documents that we have filed as exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect.

The statements contained or incorporated by reference in this prospectus supplement regarding the following matters are forward-looking by their nature  and include, but are not limited to:

●	Our projection of revenue and other operating results;

●	Our expectation that for the private automotive industry, we will be engaging with Tier 1 automotive suppliers and OEMs which would be building the radars based on our chipset solution, eliminating expenses associated with system completion, requirement for undertaking significant capital expenditures associated with developing mass production manufacturing and the expenses of operating any such manufacturing capability;

●	Our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	Our belief that our radar chipset enables Tier 1 manufacturers and OEMs to offer an eyes off driving solution designed to support evolving safety and consumer-rating requirements, including Euro NCAP protocols and U.S. automatic emergency braking requirements;

●	Our belief that automakers will choose to integrate Conditional Driving Automation (L3) a vehicle automation stage where the car handles all monitoring and driving tasks under specific conditions, such as traffic jams or highways, with the driver being present to operate the vehicle under other conditions based on several technologies simultaneously (imaging radar, camera and optionally LiDAR), and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	Our belief that our 4D imaging radar technology holds significant advantages for a fusion with camera over alternative technologies and over current-generation radar technologies that are on the market presently or have been announced for development;

●	Our belief that our ground-breaking technology that contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identify objects and distinguish between them with great long-range accuracy and a wide field of view, differentiates us and will enable us to successfully compete and develop and maintain a leadership position in its target markets; Our belief that our imaging radar chipset and processing capabilities differentiate us and support our competitive positioning in target markets;

●	Our belief that defense applications and off-highway autonomy and safety demand sensing and other applications that keeps working when other sensors struggle, such as dust, fog, rain, darkness, vibration, debris, and even intermittent GPS, and that we are bringing high-definition 4D Imaging Radar to deliver low-maintenance, mission-critical awareness with ultra-high resolution, native false-alarm elimination, precise elevation and Doppler accuracy, and robust performance across harsh, radio frequency (“RF”) dense worksites;

●	Our expectation that our marketing strategy, primarily targeted at Tier 1 manufacturers, will foster cooperation with Tier 1 suppliers to integrate our radar chipsets into their radar systems to be sold to OEMs and that the Tier 1 suppliers that use our radar chipsets will be successful in marketing the systems to automakers;

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●	Our belief that our engagement of GlobalFoundries for the manufacturing and supply chain management will provide us with a more secure path in production for quality control and reliability for automotive requirements;

●	Our belief that as automakers seek to develop hands off/eyes off driving, perception and imaging radar will become a critical ingredient and that our radar chipset will meet this need, and that automakers will seek to market such vehicles based on their present schedule;

●	Our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain better experience with the technology; and that new laws that may make it more difficult to introduce driverless vehicles highway and off-road vehicles will not result in a significant delay in the ability of automobile manufacturers level 3, 4 or 5 vehicles;

●	Our expectation that adoption of eyes off and autonomy features will continue to expand over time, including in the absence of binding regulations;

●	Our belief that the technology has uses beyond automotive into defense, homeland security and other markets;

●	Our belief that prior to October 12, 2026 or during any additional extension period, if granted, we will regain compliance with the Nasdaq Stock Market’s (“Nasdaq”) continued listing requirements, regarding the minimum bid price requirement and will remain in compliance with all other Nasdaq continued listing requirements;

●	Our belief that our existing infrastructure positions us to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which is expected to increase the demand for the technology and products that we are developing;

●	Our expectations regarding the use of proceeds from offerings of our securities under this prospectus supplement;

●	Our expectations regarding the completion of this offering;

●	Our belief that an increased demand for autonomous vehicles and the transition to mass production of Level 2+ and higher autonomous vehicles, requiring advanced systems for automatically integrating vehicles in traffic and preventing traffic accidents, is expected to increase the demand for products in our field of activity in the time frame we anticipate; and

●	Our belief that our business will not be materially impaired as a result of the wars with Iran and Lebanon and the other hostilities in the Middle East, including Hamas and Syria, either as a result of attacks on Israel generally or specifically in Tel Aviv/Yaffa where our office is located, boycotts or security threats, including artificial intelligence-based security threats because we are an Israeli company, key personnel being called to active duty or other disruptions of our business.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are based upon our current expectations about future events, and our expectations may later be found to be incorrect. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Market, ranking and industry data used throughout this prospectus supplement, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications regarding third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in (i) Item 3.D “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”); (ii) Item 5. “Operating and Financial Review and Prospects” in our 2025 Annual Report, and (iii) other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement, to conform these statements to actual results or to changes in our expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read this entire prospectus supplement, and the accompanying prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors” section contained in this prospectus supplement, and the financial statements and related notes thereto contained herein or otherwise incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business Overview

We are a provider of imaging radar solutions, and we are leading a radar revolution, bringing uncompromised imaging capabilities to various markets. In the private automotive market we are enabling safe driver-assist systems today while paving the way for fully autonomous driving in the future. We are a Tier 2 supplier, empowering Tier-1 companies, which are companies that supply parts or systems directly to OEMs (car manufacturers), autonomous ground vehicles, commercial and industrial vehicles. We are both chipset providers and solution providers for other markets, such as defense and homeland security, robotaxi, robotrucks, off-highway vehicles and a wide array of safety applications with next-generation sensing based on our proprietary chipset and perception algorithms. While up to now, the role of automotive radars in the traditional perception paradigm was limited to “legacy ADAS features,” such as adaptive cruise control and automatic emergency braking (AEB), the introduction of our imaging radar with its a high channel count delivers an order of magnitude better resolution than existing radar solutions which, we believe, profoundly changes this paradigm, making the radar a key player in the overall driving solution including hands-free and eyes-off features. We believe that our imaging radar is essential for Level 2+ and higher levels of autonomy.

We provide long-range high resolution in 4D - the distance, the angular measurement of objects, both horizontally and vertically, and their relative speed. This is designed to enable the system that uses our imaging radars to determine the exact location and shape of objects. For example, it could determine whether a stationary object in front of a vehicle is a manhole cover you can drive over or a guardrail you need to avoid. Our 4D imaging radar is the world’s first radar to separate, track and identify objects in any weather or lighting condition using a 2K virtual channel array. Radar resolution without false alarm (“grating lobes”) is determined by the number of channels, much like camera resolution is defined by pixels. Traditional automotive radars offered in the range of 16 virtual channels, and advanced radars in production reach approximately 200 channels. We have made a groundbreaking leap, delivering a 2,304-channel array, which we believe is ten more channels than leading alternatives, thereby-providing unparalleled resolution and performance, with ultra-high resolution in both azimuth and elevation, delivering an image that we believe is 100 times more detailed than any commercial radar presently on the market. We achieve this capability with our proprietary RF chipset and a groundbreaking radar processor chip, the first dedicated processor designed specifically for the performance and power saving requirements of the automotive industry.

Through our state-of-the-art analysis of the vehicle’s surroundings, we believe that our cutting-edge radar chipset incorporates the first radar technology detailed enough to enhance the perception algorithms, elevating L2+ and higher applications from nice-to-have comfort solutions to must-have safety features. The data captured by our perception radar, based on our chipset technology, has the fidelity, richness and resolution to support artificial intelligence algorithms that identify, classify and track objects to create a full free space map ahead of the vehicle based on radar data only, as well as an analysis of the evolving hazards sensed by the radars.

These advantages are also relevant to other markets like off highway vehicles that can navigate based on radar in harsh environments, perimeter security applications and many other applications.

On September 8, 2026, we announced that one of the world’s largest automotive groups selected an imaging radar developed by Hirain Technologies, our long-standing partner, and powered by our ultra-high-resolution radar chipset, for a Level 3 automated driving passenger vehicle program in China across multiple brands under the group. Hirain will deliver the complete automotive radar system and lead system development, manufacturing, integration, validation and quality, while our chipset and core technology will power the system, generating the dense and detailed radar data required by the vehicle’s central automated-driving platform. Series-production deliveries by Hirain are scheduled to begin in the fourth quarter of 2027, ahead of vehicle start of production. We believe this selection represents a significant expansion of our collaboration with Hirain into Level 3 automated driving and places the solution on a defined path to series production. There can be no assurance, however, that this program will advance to start of production on the anticipated schedule or at all, or that orders will be placed with us.

We are also expanding into the defense and homeland security markets with a compact ultra-high-resolution 4D imaging radar for counter-unmanned aircraft systems (“C-UAS”) applications. The system is designed to detect and track drone threats that are increasingly difficult for legacy counter-drone sensors to identify, including FPV, mini, autonomous and fiber-optic drones, which reflect very little radar energy or, in the case of autonomous and fiber-optic-controlled drones, operate with no radio link to intercept. Because the system is designed to detect the drone itself rather than its emissions, we believe it can hold a track however the drone is controlled, and can separate drones from birds, vehicles, buildings and vegetation, supporting reliable detection, low false-alarm rates and precise cueing for the cameras and effectors that identify and engage a target. The system is built on our ultra-high-resolution radar architecture with a solid-state design that is small, lightweight, low-power and low-cost, which we believe makes it practical for fixed, vehicle-mounted and portable deployments. The system has been field-tested for defense applications and is currently being evaluated by C-UAS integrators. There can be no assurance that we will be able to develop and market this system, that it will operate as planned under wartime conditions, or that we will deliver units in a timely or profitable manner.

For more information on our business, see Item 4 “Information on the Company” in our 2025 Annual Report.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel 6713313. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements. Currently, we do not plan to rely on the home company exemption except with respect to (i) the quorum requirements, (ii) the Nasdaq requirement of obtaining shareholder approval for certain issuances of 20% or more of our ordinary shares at a price less than the market price, as defined by Nasdaq, or (iii) the Nasdaq requirement of shareholder approval for stock option plans. Our Restated Articles provide that two shareholders holding 25% of the voting shares constitute a quorum, as contrasted with the Nasdaq requirement of a minimum of one-third of a company’s outstanding voting securities and, accordingly, our board has the authority to issue ordinary shares without obtaining shareholder approval under circumstances where shareholder approval would be required under the Nasdaq corporate governance regulations. Our Restated Articles do not require shareholder approval for stock issuances or for the adoption of a stock option plan.

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see the captions “Our Status as a Foreign Private Issuer under the Exchange Act” and “Our Status as an Emerging Grown Company” in Item 4 “Information on the Company” in our 2025 Annual Report.

THE OFFERING

Ordinary shares offered by us	833,334 ordinary shares.

Pre-Funded Warrants offered by us	We are also offering, in lieu of ordinary shares to certain investors, Pre-Funded Warrants to purchase up to 24,166,666 ordinary shares. The purchase price of each Pre-Funded Warrant is equal to the price at which each ordinary share is being sold in this offering, minus $0.0001, which is the per share exercise price of the Pre-Funded Warrants. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. See “Description of Securities we are Offering.” The Pre-Funded Warrants and the ordinary shares issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Ordinary shares outstanding immediately after the offering	128,139,176 ordinary shares. The number of ordinary shares outstanding after this offering assumes no exercise of the pre-funded warrants offered hereby.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $13.8 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital and capital expenditures, and which also may include the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, or the acquisition of other businesses. See “Use of Proceeds” on page S-9 of this prospectus supplement.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including, but not limited to, scaling its operations to support growing commercial opportunities, including the recently announced selection of Arbe’s radar technology for an L3 passenger vehicle program of one of the world’s largest automotive groups and its intended expansion into the defense and counter-drone markets, as well as to potentially pursue potential strategic merger and acquisition opportunities. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbols	“ARBE” and “ARBEW.” There is no public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. See “Description of Pre-Funded Warrants” for additional information.

The number of ordinary shares to be outstanding upon completion of this offering, is based on 127,305,842 of our ordinary shares outstanding as of June 30, 2026, and excludes:

●	3,801,565 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2026 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.49 per share;

●	4,160,695 ordinary shares issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of June 30, 2026;

●	2,369,274 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of June 30, 2026;

●	6,892,356 ordinary shares issuable upon the exercise of our warrants listed on the Nasdaq Capital Market under the symbol “ARBEW”, as of June 30, 2026;

●	3,112,080 ordinary shares issuable upon the exercise of the warrants issued to the previous holders of ITAC Warrants in connection with our initial public offering as of June 30, 2026;

●	3,221,509 ordinary shares issuable upon the conversion of our convertible debentures listed on the TASE under the symbol ARBE.C1, as of June 30, 2026;

●	6,044,071 ordinary shares issuable upon the conversion of our convertible debentures, listed on the TASE under the symbol ARBE.C1, and issued under a private placement on December 29, 2025;

●	8,131,866 ordinary shares issuable upon the exercise of outstanding warrants expiring on November 4, 2029, at an exercise price per ordinary share of $2.35, as of June 30, 2026; and

●	8,131,866 ordinary shares issuable upon the exercise of outstanding warrants expiring on November 4, 2027, at an exercise price per ordinary share of $1.82, as of June 30, 2026.

Unless otherwise indicated, all information contained in this prospectus supplement assumes the following:

●	No exercise or conversion of the options or warrants or vesting of RSUs.

●	No exercise of the Pre-Funded Warrants outstanding described above or offered hereby.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our 2025 Annual Report, or any future Annual Report or other period report that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in how we use the proceeds from this offering, and we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have broad discretion in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively.  Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.  The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase ordinary shares or Pre-Funded Warrants in this offering, you will incur immediate and substantial dilution in the net tangible book value of your ordinary shares.

Since the price per ordinary share being offered is substantially higher than the net tangible book value per share of our ordinary shares, you will suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on an offering price of $0.60 per share, if you purchase ordinary shares or Pre-Funded Warrants in this offering, you will suffer immediate and substantial dilution of $0.24 per share with respect to the net tangible book value of the ordinary shares. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital in the future, we expect to offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares or other securities in any other offering at a price per ordinary share that is equal to or greater than the price per ordinary share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

We may not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

The Pre-Funded Warrants are exercisable for $0.0001 per ordinary share underlying such Pre-Funded Warrants or it may be exercised by way of a cashless exercise, meaning that the holders may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our ordinary shares determined according to the formula set forth in the Pre-Funded Warrants. Accordingly, we may not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

The holders of the Pre-Funded Warrants purchased in this offering will have no rights as holders of our ordinary shares with respect to the ordinary shares underlying such Pre-Funded Warrants until such holders exercise the Pre-Funded Warrants and acquire our ordinary shares.

Until a holder of our Pre-Funded Warrants acquires our ordinary shares upon exercise of the Pre-Funded Warrants, such holder of the Pre-Funded Warrants will have no rights with respect to the ordinary shares underlying such Pre-Funded Warrants including with respect to dividends and voting rights. Upon exercise of the Pre-Funded Warrants, such holder will be entitled to exercise the rights of a holder of our ordinary shares with respect to the ordinary shares underlying such Pre-Funded Warrants only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our ordinary shares may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of such Pre-Funded Warrants which, upon giving effect to such exercise, would cause (i) the aggregate number of our ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or 9.99%) of the number of our ordinary shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Such percentage may be increased or decreased by the holder of the Pre-Funded Warrants to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

As a result, you may not be able to exercise your Pre-Funded Warrants for our ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

We do not anticipate declaring any cash dividends on our ordinary shares which may adversely impact the market price of our shares.

We have never declared or paid cash dividends on our ordinary shares and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our share price appreciates.

Sales of a significant number of ordinary shares in the public markets, or the perception that such sales could occur, could depress the market price of our ordinary shares.

Sales of a significant number of ordinary shares or other equity-related securities in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, sales by our affiliates, or otherwise could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of our ordinary shares or other equity-related securities, or the market perception that we are permitted to make such sales, would have on the market price of our ordinary shares.

The market price of our securities may be volatile, subject to wide fluctuations, and you may not be able to resell our securities at or above the price you paid.

The market price of our ordinary shares is volatile and fluctuations in the price of our ordinary shares could contribute to the loss of all or part of your investment. The market price of our ordinary shares could continue to be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our ordinary shares and our ordinary shares may trade at prices significantly below the price you paid for them. Due to such factors, the trading price of our ordinary shares may not recover and may experience a further decline. Such factors include but are not limited to:

●	actual or anticipated fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the automotive industry in general;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to develop and market our products;

●	the market’s perception as to our ability to develop and maintain any perceived technological advantage we may have;

●	actions by social media users to seek to increase activity in our securities;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements, including regaining compliance with Nasdaq continued listing requirements regarding minimum bid price and maintaining compliance with all other Nasdaq continued listing requirements;

●	commencement of, or involvement in, litigation involving us or the automotive industry in general;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our ordinary shares available for public sale;

●	changes in trading patterns resulting from social media action not related to the results of our business;

●	any major change in our board or management;

●	sales of substantial amounts of our ordinary shares by our directors, executive officers or significant shareholders or the perception that such sales could occur;

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism; and

●	all of the risks described in these Risk Factors.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. Global stock markets in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, are not predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

The dual listing of our ordinary shares may adversely affect the liquidity and value of our ordinary shares.

Our ordinary shares trade on the Nasdaq Capital Market and the Tel Aviv Stock Exchange. We cannot predict the effect of this dual listing on the value of our ordinary shares, including the extent to which an active market for our ordinary shares in the United State or Israel will be sustained. However, the dual listing of our ordinary shares may dilute trading liquidity in one or both markets and may adversely affect the further development of an active trading market for our ordinary shares in the United States.

Risks Related to our Ordinary Shares and Public Warrants

Our failure to meet the listing standards of Nasdaq could result in the delisting of our ordinary shares and public warrants. Delisting could adversely affect the liquidity of our ordinary shares and the market price of our ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue to operate as a going concern would be substantially impaired.

On April 13, 2026, we received a notice from the Listing Qualifications Department of Nasdaq (the “Nasdaq Staff”), notifying us that, because the closing bid price for our ordinary shares has fallen below $1.00 per share for 30 consecutive business days, we no longer comply with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Lising Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The notice has no immediate effect on the listing of our ordinary shares and public warrants on the Nasdaq Capital Market and the ordinary shares and the public warrants will continue to trade on The Nasdaq Capital Market under the symbols “ARBE” and “ARBEW,” respectively, at this time. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial compliance period of 180 calendar days, or until October 12, 2026, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our ordinary shares must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to October 12, 2026; provided, however, pursuant to Nasdaq Listing Rule 5810 (c)(3)(H), Nasdaq may, in its discretion, require us to satisfy the Minimum Bid Price Requirement for a period in excess of ten consecutive business days, but generally not more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the Minimum Bid Price Requirement.

In the event that we do not regain compliance in the compliance period, we may be eligible for an additional 180 calendar days, should we meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirements, and are able to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears that we will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting.

There can be no assurance that we will regain compliance with the Minimum Bid Price Requirement or continue to meet the other listing requirements for The Nasdaq Capital Market in the future. If we fail to regain compliance with or meet any of the continuing listing requirements, including the Bid Price Requirement, Nasdaq Staff may again notify us that we have failed to meet the minimum listing requirements and initiate the delisting process. If our ordinary shares were delisted from Nasdaq, trading of our ordinary shares and public warrants could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board, but there can be no assurance that our ordinary shares and public warrants will be eligible for trading on such alternative exchange or market. Further, if our ordinary shares were delisted from Nasdaq, the liquidity of our ordinary shares would be adversely affected, the market price of our ordinary shares could decrease, adversely affect our ability to obtain sufficient additional capital to fund our operations, affect our ability to continue to operate as a going concern could be substantially impaired and transactions in our ordinary shares could lose federal preemption of state securities laws. Furthermore, the news media and broker-dealers may be deterred from making a market in or otherwise seeking or generating interest in our ordinary shares, which could cause the price of our ordinary shares to decline further and our relationships with our collaborators, vendors, and suppliers’ could be negatively affected.

USE OF PROCEEDS

We estimate that our net proceeds from the offering will be approximately $13.8 million, based upon the offering price of $0.60 per ordinary share and $0.5999 per Pre-Funded Warrant (which equals the offering price per ordinary share less the $0.0001 per share exercise price of the Pre-Funded Warrants) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, upon exercise of the Pre-Funded Warrants.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including, but not limited to, scaling its operations to support growing commercial opportunities, including the recently announced selection of Arbe’s radar technology for an L3 passenger vehicle program of one of the world’s largest automotive groups and its intended expansion into the defense and counter-drone markets, as well as to potentially pursue potential strategic merger and acquisition opportunities. This expected use of proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated by our operations. As a result, we will retain broad discretion in the allocation of the net proceeds in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings to fund the development and expansion of our business and do not expect to pay any dividends in the foreseeable future. As a result, investors in our ordinary shares will benefit in the foreseeable future only if our ordinary shares appreciate in value. Any future determination to pay dividends on our ordinary shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

The distribution of dividends may also be limited by the Israeli Companies Law, 5759-1999, which, unless otherwise approved by a court under limited circumstances set forth under applicable law, permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings) provided that the date of the financial statements is not more than six months prior to the date of distribution, whichever is higher. We are also only permitted to distribute a dividend if our board of directors or the court, as applicable, determines that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due.

TAXATION

Reference is made to the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Israeli Income Tax Considerations” in our 2025 Annual Report, which is incorporated herein by reference.

CAPITALIZATION

The following table sets for our capitalization as of June 30, 2026:

●	on an actual basis; and

●

on an as adjusted basis to give effect to our sale in this offering of 833,334 ordinary shares and at an offering price of $0.60 per share, and Pre-Funded Warrants to purchase up to 24,166,666 ordinary shares at an offering price of $0.5999, which equals the offering price per ordinary share less the $0.0001 per share exercise price for each underlying share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Selected Balance Sheet Information (dollars in thousands).

	June 30, 2026
	Actual	Pro Forma
Current assets	$69,746	83,521
Working capital	39,418	53,193
Accumulated deficit	(317,894)	(317,894)
Shareholders’ equity	40,503	54,278

The  above table is based on 127,305,842 ordinary shares issued and outstanding as of June 30, 2026. The number of shares issued and outstanding as of June 30, 2026, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	3,801,565 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2026 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.49 per share;

●	4,160,695 ordinary shares issuable upon the vesting of RSUs outstanding as of June 30, 2026;

●	2,369,274 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of June 30, 2026;

●	6,892,356 ordinary shares issuable upon the exercise of our warrants listed on the Nasdaq Capital Market under the symbol “ARBEW”, as of June 30, 2026;

●	3,112,080 ordinary shares issuable upon the exercise of the warrants issued to the previous holders of ITAC Warrants in connection with our initial public offering as of June 30, 2026;

●	3,221,509 ordinary shares issuable upon the conversion of our convertible debentures listed on the TASE under the symbol ARBE.C1, as of June 30, 2026;

●	6,044,071 ordinary shares issuable upon the conversion of our convertible debentures, listed on the TASE under the symbol ARBE.C1, and issued under a private placement on December 29, 2025;

●	8,131,866 ordinary shares issuable upon the exercise of outstanding warrants expiring on November 4, 2029, at an exercise price per ordinary share of $2.35, as of June 30, 2026; and

●	8,131,866 ordinary shares issuable upon the exercise of outstanding warrants expiring on November 4, 2027, at an exercise price per ordinary share of $1.82, as of June 30, 2026.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the price per ordinary share that you pay in this offering and the adjusted net tangible book value per ordinary share of our ordinary shares immediately after this offering.

Our net tangible book value on June 30, 2026, was approximately $40.7 million, or $0.32 per ordinary share. “Net tangible book value” represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. “Net tangible book value per ordinary share” is net tangible book value divided by the total number of shares outstanding as of June 30, 2026.

After giving effect to the sale of 833,334 ordinary shares in this offering at an offering price of $0.60 per share and Pre-Funded Warrants to purchase up to 24,166,666 ordinary shares at an offering price of $0.5999 (and including ordinary shares issued and any proceeds received upon exercise of the Pre-Funded Warrants), and after deducting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $54.3 million, or $0.36 per ordinary share. This represents an immediate increase in net tangible book value of $0.038 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.24 per share to new investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per ordinary share		$0.60
Net tangible book value per ordinary share as of June 30, 2026	$0.32
Increase in net tangible book value per ordinary share attributable to this offering	0.038
As adjusted net tangible book value per ordinary share after giving effect to this offering		0.36
Dilution per ordinary share to new investors participating in this offering		$0.24

The above table is based on 127,305,842 ordinary shares issued and outstanding as of June 30, 2026. The number of shares  issued and outstanding as of June 30, 2026, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	3,801,565 ordinary shares issuable upon the exercise of options outstanding as of June 30, 2026 under our 2016 Share Incentive Plan and 2021 Share Incentive Plan at a weighted-average exercise price of $4.49 per share;

●	4,160,695 ordinary shares issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of June 30, 2026;

●	2,369,274 ordinary shares reserved for future issuance under our 2016 Share Incentive Plan and 2021 Share Incentive Plan as of June 30, 2026;

●	6,892,356 ordinary shares issuable upon the exercise of our warrants listed on the Nasdaq Capital Market under the symbol “ARBEW”, as of June 30, 2026;

●	3,112,080 ordinary shares issuable upon the exercise of the warrants issued to the previous holders of ITAC Warrants in connection with our initial public offering as of June 30, 2026;

●	3,221,509 ordinary shares issuable upon the conversion of our convertible debentures listed on the TASE under the symbol ARBE.C1, as of June 30, 2026;

●	6,044,071 ordinary shares issuable upon the conversion of our convertible debentures, listed on the TASE under the symbol ARBE.C1, and issued under a private placement on December 29, 2025;

●	8,131,866 ordinary shares issuable upon the exercise of outstanding warrants expiring on November 4, 2029, at an exercise price per ordinary share of $2.35, as of June 30, 2026; and

●	8,131,866 ordinary shares issuable upon the exercise of outstanding warrants expiring on November 4, 2027, at an exercise price per ordinary share of $1.82, as of June 30, 2026.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise or conversion of the options or warrants or vesting of RSUs.

To the extent that outstanding options and warrants are exercised, RSUs vest, or new options or RSUs are issued under our share-based compensation plans, investors purchasing our ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering our ordinary shares, Pre-Funded Warrants to purchase our ordinary shares, and the ordinary shares issuable from time to time upon exercise of the Pre-Funded Warrants. No fractional warrants will be issued.

Ordinary Shares

Our authorized share capital consists of 200,000,000 ordinary shares, par value NIS 0.000216. As of June 30, 2026, we had 127,305,842 ordinary shares outstanding.

The material terms of our ordinary shares are described under the heading “Description of Equity Securities” in the accompanying base prospectus and in our Description of Securities filed as Exhibit 2.1 to our 2025 Annual Report incorporated herein by reference.

Continental Stock Transfer& Trust Company, LLC is the transfer agent and registrar for our ordinary shares. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ARBE.”

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrant.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per ordinary share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary shares and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation, provided that the beneficial ownership may not exceed 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional ordinary shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, at the Company’s election, the number of ordinary shares to be issued will be rounded up to the next whole share or the Company will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or national recognized trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The ordinary shares issuable upon exercise of the Pre-Funded Warrants are currently traded on the Nasdaq Capital Market and the Tel Aviv Stock Exchange.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their Pre-Funded Warrants. The Pre-Funded Warrants will provide that the holders of the Pre-Funded Warrants have the right to participate in distributions or dividends paid on our ordinary shares.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

The Pre-Funded Warrant may be modified or amended, or the provisions of the Pre-Funded Warrant waived with our and the holder’s written consent.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement between us and Canaccord Genuity LLC (“Canaccord”), Canaccord has agreed to purchase, and we have agreed to sell to Canaccord the number of securities indicated below.

Name	Number of Ordinary Shares	Number of Pre-Funded Warrants
Canaccord Genuity LLC	833,334	24,166,666
Total	833,334	24,166,666

Canaccord is obligated to take and pay for all of the ordinary shares and Pre-Funded Warrants offered by this prospectus supplement if any such securities are taken.

Canaccord initially proposes to offer the ordinary shares and Pre-Funded Warrants at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.0216 per ordinary share under the offering price. After the initial offering, the offering price and other selling terms may from time to time be varied by Canaccord.

The following table shows the offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering price	$0.60	$0.5999	$14,997,583.33
Underwriting discounts and commissions(1)	$0.036	$0.03600	$900,000.00
Proceeds, before expenses and fees, to us	$0.564	$0.5639	$14,097,583.33

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $325,000. We have agreed to reimburse Canaccord for certain expenses, including any relating to Financial Industry Regulatory Authority, Inc. matters, the qualification of the shares issued in this offering under state securities laws, and fees and expenses of counsel for Canaccord, in an amount up to $125,000 in the aggregate.

Our ordinary shares and warrants are listed on the Nasdaq Capital Market under the trading symbols “ARBE” and “ARBEW”, respectively. Our ordinary shares are also listed on the TASE under the symbol “ARBE.” The Pre-Funded Warrants will not be listed on any national securities exchange. There is no public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

We have agreed that, subject to certain exceptions, without the prior written consent of the Representative, we will not, and will not publicly disclose an intention to, as applicable, during the period ending 90 days after the date of this prospectus supplement (the “restricted period”), issue or propose to issue any ordinary shares or ordinary share equivalents, or file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions. In addition, the restrictions set forth above do not apply in certain circumstances, including:

●	the issuance of ordinary shares contemplated by the underwriting agreement;

●	the issuance of ordinary shares pursuant to employee stock option plans, stock incentive plans, stock ownership plans or dividend reinvestment plans existing on the date of this prospectus supplement (including ordinary shares issuable upon exercise of options granted thereunder); or

●	the issuance of ordinary shares upon the conversion of securities or the exercise of warrants outstanding on the date of this prospectus supplement.

Canaccord in its sole discretion, may release the ordinary shares and other securities subject to the restrictions described above in whole or in part at any time.

In order to facilitate the offering of the ordinary shares, Canaccord may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. Specifically, Canaccord may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by Canaccord under the option. Canaccord can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, Canaccord will consider, among other things, the open market price of shares compared to the price available under the option. Canaccord may also sell shares in excess of the option, creating a naked short position. Canaccord must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if Canaccord are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, Canaccord may bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. Canaccord are not required to engage in these activities and may end any of these activities at any time.

We and Canaccord have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities offered hereby is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and/or (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, 5728-1968, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity under Israeli law of our ordinary shares offered by this prospectus supplement and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co. We are also being represented as to certain matters of U.S. federal law and New York state law by Ellenoff Grossman & Schole LLP. Certain U.S. legal matters in connection with this offering will be passed upon for the underwriter by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The current address of Somekh Chaikin is KPMG Millennium Tower, 17 Ha’arba’a Street, PO Box 609, Tel Aviv 61006, Israel.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus supplement, or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Our annual report on Form 20-F for the year ended December 31, 2025, which was filed with the SEC on March 27, 2026;

2.	Our reports on Form 6-K filed on January 27, 2026, February 10, 2026, February 26, 2026, April 17, 2026, May 12, 2026, May 28, 2026*, June 22, 2026, July 14, 2026, July 24, 2026, July 29, 2026, August 6, 2026**, August 12, 2026, September 4, 2026, September 8, 2026, September 10, 2026 and September 25, 2026; and

3.	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40884, filed with the SEC on October 6, 2021), including any amendments or reports filed for the purpose of updating such description.

*	Only the unaudited consolidated balance sheets at March 31, 2026 and December 31, 2025, the unaudited consolidated statements of operations for the three months ended March 31, 2026 and 2025, and the unaudited consolidated statements of cash flows for the three months ended March 31, 2026 and 2025, are incorporated by reference herein.

**	Only the unaudited consolidated balance sheets at June 30, 2026 and December 31, 2025, the unaudited consolidated statements of operations for the three and six months ended June 30, 2026 and 2025, and the unaudited consolidated statements of cash flows for the three and six months ended June 30, 2026 and 2025, are incorporated by reference herein.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act in this prospectus supplement including all such documents we may file with the SEC after the date hereof, but excluding any information furnished to, rather than filed with, the SEC, unless otherwise indicated, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

All of these documents are available at the SEC’s website, www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.ir.arberobotics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus supplement or the accompanying prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus supplement, including exhibits that are specifically incorporated by reference into such documents, by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated articles of association or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Arbe Robotics Ltd.

US$50,000,000

Ordinary Shares

Debt Securities

Warrants

Units

Arbe Robotics Ltd. (“Arbe,” “we,” “us” or the “Company”) may offer and sell up to $50,000,000 in the aggregate of our ordinary shares, debt securities, warrants and a combination of such securities, separately or as units, from time to time in one or more offerings. We refer to our ordinary shares, debt securities, warrants and units individually and collectively as “securities” in this prospectus.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, and/or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are listed on Nasdaq and TASE under the symbol “ARBE.” On June 4, 2025, the closing price for our ordinary shares as reported on Nasdaq was $1.74 per ordinary share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS, and those included in or incorporated by reference in this prospectus, and in any applicable prospectus supplement and in the documents we incorporate by reference herein or therein. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time, in one or more offerings, up to a total dollar amount of $50,000,000. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and in the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information.” Please read this prospectus and any prospectus supplement and the documents incorporated by reference herein and therein carefully.

We have not authorized anyone to provide you with any different or additional information or to make any representations about us, the securities being offered pursuant to this prospectus or any applicable prospectus supplement or any other matter discussed or incorporated by reference in this prospectus or any applicable prospectus supplement, other than the information and representations contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus and any applicable prospectus supplement are being offered only in jurisdictions where the offer is permitted, and we are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside of the United States.

This prospectus (including the documents incorporated by reference herein) includes industry and market data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the relevant prospectus supplement, and under similar headings in the other documents that are incorporated herein or therein by reference. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus and any applicable prospectus supplement.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. In addition, our names, logos and website names and addresses are our trademarks or service marks, and we have other trademarks and service marks. Although we have omitted trademark designations in this prospectus, all rights to such trademarks are nevertheless reserved. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

As used throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “Arbe,” “the Company” and “our company” refer to Arbe Robotics Ltd. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. The term “ordinary shares” refers to our ordinary shares, par value NIS 0.000216 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement or document incorporated by reference therein may contain, forward-looking statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements relate only to anticipated or expected events, results, activities or information as of the date on which the statements are made. Forward-looking statements can be identified based on our use of forward-looking words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements about:

●	Our projection of revenue and other operating results;

●	Our expectation that we will be engaging with Tier 1 automotive suppliers and OEMs which would be building the radars based on our chipset solution, eliminating expenses associated with system completion, requirement for undertaking significant capital expenditures associated with developing mass production manufacturing and the expenses of operating any such manufacturing capability;

●	Our expectation that radars are crucial to the automotive industry and will be deployed in nearly all new vehicles as a long range, cost-effective sensor with the fewest environmental limitations;

●	Our belief that our radar chipset heralds a breakthrough in radar technology that will enable Tier 1 manufacturers and OEMs to replace the current radars with an advanced solution that meets the safety requirements of Euro New Car Assessment Program (“Euro-NCAP”) and the current United States National Highway Traffic Safety Administration (“NHTSA”) vehicle safety standard that will make AEB, including pedestrian AEB, standard on all passenger cars and light trucks.

●	Our belief that automakers will choose to integrate advanced driver assistance systems (ADAS L2+/L3) based on several technologies simultaneously (imaging radar, camera and optionally LiDAR), and that it is likely that this trend of integrating technologies into vehicles will continue in the coming years;

●	Our belief that our 4D imaging radar technology holds significant advantages for a fusion with camera over alternative technologies such as LiDAR laser systems and over current-generation radar technologies that are on the market presently or have been announced for development;

●	Our belief that our ground-breaking technology that contains an advanced processor, consumes relatively low amounts of energy and can scan a vehicle’s environment at an exceptionally high resolution in real-time, and identify objects and distinguish between them with great long-range accuracy and a wide field of view, differentiates us and will enable us to successfully compete and develop and maintain a leadership position in its target markets;

●	Our expectation that our marketing strategy, primarily targeted at Tier 1 manufacturers, will foster cooperation with Tier 1 suppliers to integrate our radar chipsets into their radar systems to be sold to OEMs and that the Tier 1 suppliers that use our radar chipsets will be successful in marketing the systems to automakers;

●	Our belief that our engagement of Global Foundries for the manufacturing and supply chain management will provide us with a more secure path in production for quality control and reliability for automotive requirements;

●	Our belief that as automakers seek to develop hands off/eyes off driving, perception and imaging radar will become a critical ingredient and that our radar chipset will meet this need;

●	Our belief that certain operational or registration requirements for some autonomous functions will be removed as state regulators gain better experience with the technology;

●	Our expectation that awareness among automakers and vehicle owners of the importance and benefits of installing ADAS and partial autonomous driving L2+/L3 (even in the absence of binding regulation) has increased, and that it is likely that in the future, the vast majority of new vehicles will be equipped with these systems;

●	Our belief that our radar chipset solution will make it possible to enable the launch of an autonomous vehicle and will be the primary sensor for autonomous driving in the retail market in tandem with a camera;

●	Our belief that our existing infrastructure positions us to capitalize on regulatory changes pertaining to required installation of traffic accident prevention systems in general, and radar systems in particular, which is expected to increase the demand for the technology and products that we are developing;

●	Our belief that an increased demand for autonomous vehicles and the transition to mass production of Level 2+ and higher autonomous vehicles, requiring advanced systems for automatically integrating vehicles in traffic and preventing traffic accidents, is expected to increase the demand for products in our field of activity in the time frame we anticipate; and

●	Our continued listing on Nasdaq or TASE with respect to our ordinary shares or other applicable listed securities.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F incorporated by reference herein, in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as in our most recent annual report on Form 20-F or any updates in our Reports on Form 6-K generally, which is incorporated by reference into this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements, and we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

THE COMPANY

We are a provider of 4D imaging radar solutions, and we are leading a radar revolution, enabling safe driver-assist systems today while paving the way for fully autonomous driving in the future. We are a Tier 2 supplier, empowering Tier-1 companies, which are companies that supply parts or systems directly to OEMs (car manufacturers), autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with next-generation sensing based on our proprietary chipset and perception algorithms. While the role of automotive radars in the traditional perception paradigm was limited to “legacy ADAS features”, such as Adaptive Cruise Control (ACC) and Automatic Emergency Braking (AEB), the introduction of our imaging radar with its a high channel count delivers an order of magnitude better native resolution than existing radar solutions profoundly changes this paradigm, making the radar a key player in the overall driving solution including hands-free and eyes-off features. We believe that our imaging radar is essential for Level 2+ and higher levels of autonomy.

We provide long-range high resolution in 4D - the distance, the angular measurement of objects, both horizontally and vertically, and their relative speed. This is designed to enable the vehicle to determine the exact location and shape of objects. For example, it could determine whether a stationary object in front of a vehicle is a manhole cover you can drive over or a guardrail you need to avoid. Our 4D imaging radar is the world’s first radar to separate, track and identify objects in any weather or lighting condition using a 2K virtual channel array. Radar resolution without false alarm (“grating lobes”) is determined by the number of channels, much like camera resolution is defined by pixels. Traditional automotive radars offered in the range of 16 channels, and advanced radars reach approximately 200 channels. We have made a groundbreaking leap, delivering a 2,304-channel array, which we believe is ten more channels than leading alternatives, thereby-providing unparalleled resolution and performance, with ultra-high resolution in both azimuth and elevation, delivering an image that we believe is 100 times more detailed than any commercial radar presently on the market. We achieve this capability with our proprietary RF chipset and a groundbreaking radar processor chip, the first dedicated processor designed specifically for the performance and power saving requirements of the automotive industry.

For more information on our business, see Item 4 of our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and which report refer to as our 2024 Annual Report.

Our Organization

We are an Israeli corporation founded on November 4, 2015. The mailing address for our principal executive office is 10 HaHashmonaim St 107, Tel Aviv-Yafo, Israel. Our telephone number is +972-73-7969804, ext. 200. Our website is https://arberobotics.com/. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. In addition, the Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Israel, rather than the Nasdaq rules as to certain corporate governance requirements. Our ordinary shares are listed on Nasdaq and TASE under the symbol “ARBE.”

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

For information relating to our status as a foreign private issuer and an emerging growth company see the captions “Our Status as Foreign Private Issuer under the Exchange Act” and “Our Status an Emerging Growth Company” in Item 4 of the 2024 Annual Report.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors set forth in the 2024 Annual Report incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K and Form 20-F incorporated by reference into this prospectus and any applicable prospectus supplement, and all other information contained or incorporated by reference into this prospectus or such prospectus supplement, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only risks we face. Except as set forth in the following paragraph, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. You should carefully consider these risk factors and risks before investing in any of our securities. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital and capital expenditures, investments, and the financing of possible acquisitions of technology, products or businesses. Additional information relating to our use of proceeds from a specific offering may be set forth in an applicable prospectus supplement.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

TAXATION

Reference is made to the captions “Certain Material U.S. Federal Income Tax Considerations” and “Material Israeli Tax Considerations” in Item 10.E of the 2024 Annual Report. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $50 million.

DESCRIPTION OF EQUITY SECURITIES

The following description sets forth certain material terms and provisions of the Company’s equity securities that are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

This description summarizes relevant provisions of the Israeli Companies Law, 5759-1999, or the “Companies Law.” The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Companies Law and the Company’s amended and restated articles of association (which we refer to herein as our “articles of association”), a copy of which is incorporated by reference as an exhibit to the our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 28, 2025, which we refer to as our “2024 Annual Report.”

Ordinary Shares

Our authorized share capital consists of 165,000,000 ordinary shares, par value NIS 0.000216 per share. As of March 31, 2025, we had 105,279,314 ordinary shares outstanding. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are listed under the symbol “ARBE” on the Nasdaq Stock Market and on the Tel Aviv Stock Exchange (“TASE”).

A description of our ordinary shares can be found in “Description of Securities” filed as Exhibit 2.1 to our 2024 Annual Report, and incorporated by reference herein, and the description in this prospectus and any applicable prospectus supplement updates (and in the case of any conflicting information, replaces) any such description of our ordinary shares.

Our articles of association and the Companies Law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel, which currently include Iran, Syria and Lebanon. All ordinary shares have identical rights.

The rights attached to the ordinary shares are as follows:

Voting. Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Shareholders may vote at shareholder meeting either in person, by proxy or by written ballot. Shareholder voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Transfer of Shares. Fully paid ordinary shares may be registered hereunder and may be freely transferred under our articles of association unless the transfer is restricted or prohibited by another instrument, Israeli law or the rules of a stock exchange on which the shares are traded.

Election of Directors. Our ordinary shares do not have cumulative voting rights for the election of directors. Rather, under our articles of association our directors are elected by the holders of a simple majority of our voting shares, participating and voting at an annual general meeting of the shareholders at which a quorum is present. Our ordinary shares are currently our only voting shares. As a result, the holders of our ordinary shares that represent more than 50% of the voting power represented at a shareholder meeting generally have the power to elect any or all of our directors whose positions are being filled at that meeting.

Under the Companies Law, an Israeli public company is required to appoint at least two natural persons as “external directors,” unless the company elects to opt out of the requirement to maintain such regime. Appointments of external directors are to be for a term of three years and may be extended for additional three-year terms, subject to certain conditions as provided under the Companies Law and regulations promulgated thereunder. We have opted out of the external director requirement because our board or directors consists of a majority of independent directors, using the Nasdaq definition of independent director.

Our directors are divided into three classes, with one class being elected each year at the Company’s annual general meeting of shareholders for a term of approximately three years, until the third annual general meeting following such election or re-election or generally until they are removed by a vote of a majority of the voting power of the shareholders represented at the general meeting in person or by proxy and voting thereon, and disregarding abstentions from the count of the voting power of the shareholders present and voting. Our articles of association provide that the board of directors consists of not fewer than three and not more than nine directors. Any change in our articles of association to amend the provisions relating to a classified board requires the approval of the holders of 60% of the ordinary shares outstanding on the applicable record date.

Under our articles of association, a director shall vacate his or her office if that director dies; is declared bankrupt; is declared to be legally incompetent; resigns such office by notice in writing given to the Company; is not re-elected by the shareholders upon expiration of his or her term at the relevant annual general meeting of shareholders, or otherwise as provided in the Companies Law. In addition, our articles of association allow our board of directors to fill vacancies on the board of directors or to appoint new directors up to the maximum number of directors permitted under our articles of association (which is currently nine members). Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated or in the case of new directors, for a term of office according to the class to which such director was assigned upon appointment.

Dividends and Distributions and Liquidation Rights. Under the Companies Law, shareholder approval is not required for the declaration of a dividend, unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by the board of directors; provided that any declaration of a dividend in the absence of sufficient retained earnings or profits, requires the approval of both the board of directors and an Israeli court. In certain circumstances provided by regulations promulgated under the Companies Law, our board of directors may also approve distributions in the absence of sufficient retained earnings or profits, without the approval of the Israeli court, subject to complying with certain conditions as provided therein

Pursuant to the Companies Law, dividends may be distributed only out of earnings or earnings generated over the two years preceding the distribution, according to the company’s most recently reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If a company does not meet such criteria, then it may distribute dividends only with court approval. In each case, we would only be permitted to distribute a dividend if the board of directors and the court, if applicable, determines that there is no reasonable concern that distribution of the dividend will prevent us from being able to meet our existing and foreseeable obligations as they become due.

The deed of trust relating to our convertible bonds has restrictions on our making distributions. We are prohibited from making any distribution with respect to our ordinary shares; except that this restriction does not apply if the outstanding principal amount of the bonds is less than NIS 10 million, except that, in such event we can only make a distribution if, following the distribution, our equity capital is not less than NIS 24 million (approximately $6.5 million).

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to the paid up capital attributable to the shares that they hold. Dividend and liquidation rights may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future. Subject to the rights of holders of shares with such preferential or special rights (if such shares are issued in the future), holders of paid up ordinary shares are entitled to participate in the payment of dividends and, in the event of a winding-up or liquidation of Arbe, in the distribution of assets available for distribution, in proportion to their respective paid up capital attributable to the shares that they hold as shareholdings and in respect of which such dividend is being paid or such distribution is being made, without considering any premium those holders might have paid in excess of that par value.

Approval of Shareholders; Changes to Share Capital

An increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, is not be deemed to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class, and any such change must be approved by the shareholders.

Similarly, a stock split requires approval by our shareholders. Such approval generally consists of the majority of the shareholders present at a meeting of our shareholders with the required quorum. Modification or abrogation of the rights of any class of shares requires shareholder approval of all shares acting as one class, without any required separate resolution of any class of shares.

Any transaction that has the effect of reducing the share capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, requires the approval of both the board of directors of the Company and an Israeli court.

We can effect a share distribution or share dividend with board approval.

Shareholder Meetings

We are required to convene an annual general meeting of our shareholders once every calendar year within a period of not more than 15 months following the preceding annual general meeting. Our board of directors may convene a special general meeting of our shareholders and is required to do so at the request of two directors or one quarter of the members of our board of directors or, as we are a Nasdaq-listed company at the request of (i) one or more holders of 10% or more of our share capital and 1% of our voting power or (ii) the holder or holders of 10% or more of our voting power. All shareholder meetings require prior notice of at least 21 days. However, if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with Office Holders (as defined in the Companies Law) or interested or related parties, an approval of a merger, approval of compensation policy or approval of compromise or settlement between the company to its creditors or shareholders, notice must be provided at least 35 days prior to the meeting.

The chairperson of our board of directors presides over our general meetings. In the absence of the chairperson of the board of directors, one of the members of the board designated by our board of directors presides over the meeting, or in the absence of such person (in the following order), our chief executive officer, chief financial officer or general counsel or any person designated by any of the foregoing.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder and our articles of association, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, in accordance with exchange listing rules and regulations and applicable law.

Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the articles of association;

●	appointment or termination of auditors;

●	appointment of external directors (to the extent required);

●	approval of certain related party transactions as required by law;

●	increases or reductions of authorized share capital and the creation of preferred shares.

●	a merger; and

●	resolutions required for the management of the company, if the board of directors is unable to resolve or perform its duties.

Under the Companies Law public companies may not adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting.

Quorum

The quorum required for a meeting of shareholders consists of at least two shareholders present in person, by proxy or by written ballot, who hold or represent between them at least 33.3% of our voting power; however, in a meeting initiated or convened by resolution of our board of directors, such requisite percentage is at least 25% of our voting power (provided that we are a “foreign private issuer” as defined by the SEC’s rules and regulations). A meeting adjourned for lack of a quorum generally is adjourned either to (i) to the same day in the next week, at the same time and place, or (ii) to such day and at such time and place as indicated in the notice of such meeting, or (iii) to such day and at such time and place as the chairperson of the meeting shall determine (which may be earlier or later than the date pursuant to clause (i) above). At the adjourned meeting, one or more shareholders, present in person or by proxy shall constitute a quorum.

Resolutions; Voting Requirements

Under our articles of association and the Companies Law, all resolutions of the shareholders require a majority vote of those present and voting at the meeting, provided a quorum is present, unless otherwise required by our articles of association or applicable law.

Shareholders may vote, in person or by proxy, the number of voting shares that they own on the record date for the applicable general meeting.

Under the Companies Law, a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company requires the approval by holders of at least 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot, and voting on the resolution, provided a quorum is present. Under our articles of association, any amendment of the provisions relating to our classified board requires the vote of 60% of the total voting power of the Company’s shareholders.

Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder; (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) or (iii) the approval of certain compensation-related matters of officers and directors – generally require a special disinterested majority approval.

Also, under the Companies Law, the compensation of a public company’s directors generally requires the approval of its compensation committee, the subsequent approval of its board of directors and, unless exempted under regulations promulgated under the Companies Law, the approval of its shareholders at a general meeting.

If the compensation is inconsistent with the Company’s compensation policy, the shareholder approval will require the Compensation Majority. The term “Compensation Majority” refers to an approval requirement under the Companies Law, pursuant to which, certain compensation arrangements are subject to a simple majority vote of the shares present and voting at a shareholders meeting, in person or by proxy, and voting thereon, provided that either:

●	such majority includes at least a majority of the shares held by disinterested shareholders who vote at the general meeting, with disinterested shareholders being defined as shareholders who are not controlling shareholders and do not have a personal interest in such compensation arrangement or the compensation policy, as applicable; or

●	the total number of shares of the disinterested shareholders who vote against the policy, does not exceed 2% of the company’s aggregate voting rights.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our material shareholders register our articles of association, our financial statements and any document we are required by law to file publicly with the Companies Registrar and other documents as provided in the Israeli Companies Law. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair our interests.

Preferential Shares

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred or additional rights with respect to voting, distributions or other matters and shares having preemptive rights, and which we refer to herein also as Preferential Shares. We do not have any authorized or issued shares other than ordinary shares. The authorization of a new class of shares, including shares with preferential rights relating, among other things, to dividends, voting and repayment of share capital can be created by an amendment to our articles of association which requires the prior approval and adoption of a resolution of the shareholders at a general meeting of shareholders at which a quorum is present, by a simple majority of the voting power represented at the meeting in person or by proxy and voting thereon.

Additionally, since the company’s shares are dually listed in Israel, the company may be subject to restrictions under Israeli law and the TASE rules, which could limit its ability to issue types of shares other than the company’s ordinary shares, or to set different terms for such.

Acquisitions under Israeli Law

Full Tender Offer. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer for the purchase of all of the issued and outstanding shares of the company. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company, and more than half of the offerees who do not have a personal interest in the tender offer accept the tender offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. Notwithstanding the above, if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, the offer will nonetheless be accepted. However, a shareholder that had its shares so transferred may, within six months from the date of acceptance of the tender offer, petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. The bidder may provide in its tender offer that any accepting shareholder may not petition the court for fair value, but such condition will not be valid unless all of the information required under the Companies Law was provided prior to the acceptance date. The description above regarding a full tender offer also applies, with certain limitations, when a full tender offer for the purchase of all of the company’s securities is accepted.

Special Tender Offer. The Companies Law provides, subject to certain exceptions, that an acquisition of shares of a public Israeli company must be made by means of a “special tender offer” if, as a result of the acquisition, the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, and there is no other shareholder of the company who holds more than 45% of the voting rights in the company. The special tender offer may be consummated subject to certain majority requirements set forth in the Companies Law, and provided further that at least 5% of the voting rights attached to the company’s outstanding shares will be acquired by the party making the offer.

Merger. The Companies Law permits merger transactions between two Israeli companies if approved by each party’s board of directors and a certain percentage of each party’s shareholders. Following the approval of the board of directors of each of the merging companies, the boards must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

Under the Companies Law, if the approval of a general meeting of the shareholders is required, merger transactions may be approved by the holders of a simple majority of our shares present, in person, by proxy or by written ballot, at a general meeting of the shareholders and voting on the transaction. In determining whether the required majority has approved the merger, if shares of the company are held by the other party to the merger, by any person holding at least 25% of the voting rights, or 25% of the means of appointing directors or the general manager of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or any person or entity acting on behalf of, related to or controlled by either of them, is sufficient to reject the merger transaction. In certain circumstances, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

The Companies Law provides for certain requirements and procedures that each of the merging companies is to fulfill. In addition, a merger may not be completed unless at least fifty days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and thirty days from the date that shareholder approval of both merging companies was obtained.

Anti-Takeover Measures

Undesignated preferred shares. The Companies Law allows a company to create and issue shares with different rights from those attached to its ordinary shares, including shares providing certain preferred rights such as voting, distributing, pre-emptive rights or other matters. No preferred shares are currently authorized under our articles of association. In the future, if we authorize, create, and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an approval by the shareholders at a general meeting. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares.

Supermajority voting. Our articles of association provide that certain articles can be amended or changed only by the majority of at least sixty percent (60%) of the total voting power of our shareholders, including provisions relating to our classified board or directors, as of the applicable record date.

Classified board of directors. Under our articles of association, our directors are divided into three classes, with one class being elected each year at the Company’s annual general meeting of shareholders for a term of approximately three years, until the third annual general meeting following such election or re-election or generally until they are removed by a vote of a majority of the voting power of the shareholders represented at the general meeting in person or by proxy and voting thereon (and disregarding abstentions from the count of the voting power of the shareholders present and voting).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately. We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or other securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued pursuant to an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

A form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read such indenture, which would govern your rights as a holder of debt securities issued under the indenture. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an executed or supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:

●	the title of the debt securities and series;

●	the aggregate principal amount;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of and, if applicable, premium, and interest on, the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued or issuable;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, and if applicable, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions, if any, relating to any security or collateral provided for the debt securities;

●	any events of default with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated in right of payment to other indebtedness of our company and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will provide you with information on the restrictions, elections, specific terms and other information with respect to and general tax considerations relating to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Our ability to issue debt securities under this shelf registration statement may be subject to certain restrictions and limitations arising from the indenture governing our convertible bonds previously issued in Israel, as of the date of this prospectus. These restrictions may include, but are not limited to, limitations on the incurrence of additional indebtedness, maintenance of certain financial ratios, and other covenants that could affect our ability to issue additional debt securities. Prospective investors should be aware that such restrictions may limit the types, amounts, or terms of debt securities we may offer under this prospectus or any applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and United States federal income tax consequences;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants, including equity warrants or debt warrants, without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The applicable prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements, relating to such units, will be filed with the SEC if we offer units.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We or the underwriters may change from time to time the initial public offering price, if any, and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus and prospectus supplement, if any, will be used by the underwriters to resell the securities.

If dealers are used in the sale of securities offered through this prospectus, we or an underwriter will sell the securities to the dealer, as a principal. The dealer may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include, to the extent required, the names of the underwriters or dealers and the terms of the transaction, including compensation for the underwriters or dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name, to the extent required, any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis to solicit purchases for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

We may directly solicit offers to purchase the securities and may make sales of the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale, or with other terms as described above. As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market. We do not know at the current time whether the offered securities will be listed on the Nasdaq, the TASE and/or any other organized market.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate-covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate-covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement, pursuant to delayed-delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or an applicable prospectus supplement. or in connection with a simultaneous offering of other securities offered by this prospectus or an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements that may be entered into with us, to indemnification by us, against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market, other than our ordinary shares which are listed on Nasdaq and TASE. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

EXPENSES

Set forth below is an itemization of the total expenses that we expect to incur in connection with this prospectus . All amounts, other than the SEC registration fee, are estimates.

SEC registration fee		$7,655.00
FINRA filing fee			*
Legal fees and expenses		10,000.00	*
Accounting fees		10,000.00	*
Printing fees		5,000.00	*
Miscellaneous expenses		2,000.00	*
Total	$		*

*	Expenses in connection with any specific issuances of securities will be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Erdinast, Ben Nathan, Toledano & Co., Tel-Aviv, Israel. Ellenoff Grossman & Schole LLP will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by our special counsel or counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Arbe Robotics Ltd. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including Annual Reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a web site that contains reports and other information about issuers, such as us, that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website is https://arberobotics.com/. On our website you can access such reports and other information free of charge after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website or any other website is expressly not incorporated by reference into and is not a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and any applicable prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

1.	Our annual report on Form 20-F for the year ended December 31, 2024, which was filed with the SEC on March 28, 2025; and

2.	Our Reports of Foreign Private Issuer on Form 6-K, furnished to the SEC on April 30, 2025 and May 20, 2025; and

3.	The description of our ordinary shares under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A (File No. 001-40884), filed with the SEC on October 6, 2021, as updated by the description of our ordinary shares contained in Exhibit 2.1 to our 2024 Annual Report, including any subsequent amendment or any report filed for purposes of updating such description.

We furthermore incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

●	any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, and prior to its effectiveness, that we specifically identify in such reports as being incorporated by reference in that registration statement;

●	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering; and

●	any Reports of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC after the effective date of the registration statement of which this prospectus forms a part, or portions thereof, that we specifically identify in such reports as being incorporated by reference in that registration statement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus including all such documents we may file with the SEC after the effective date of registration statement of which this prospectus is a part, but excluding any information furnished to, rather than filed with, the SEC (except to the extent the information states in such information furnished to the SEC that it is incorporated by reference into this prospectus), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

All of these documents are available at the SEC’s website, www.sec.gov. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Corporate Secretary

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Telephone: +972-73-7969804, ext. 200

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

Service of process upon us and upon our directors and officers, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible or difficult to collect within the United States.

It may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Cogency Global Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the judgment is enforceable according to the law of the foreign state in which the relief was granted;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel; and

●	the substance of the judgment and its enforcement is not contrary to the law, public policy, security or sovereignty of the State of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases and a request by the attorney general);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli law also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

ARBE ROBOTICS LTD.

833,334 Ordinary Shares

Pre-Funded Warrants to Purchase up to 24,166,666 Ordinary Shares

24,166,666 Ordinary Shares underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Canaccord Genuity

September 25, 2026